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                 THE LINCOLN TELEPHONE AND TELEGRAPH COMPANY

                                BY - LAWS

     (As Amended Through December 14, 1994, Effective December 14, 1994)

                                  - - -

                                 OFFICES

     1. The principal office of the Corporation shall be at 1440 M Street, in the City of Lincoln, Lancaster County, State of Nebraska. The Corporation shall also have an office in Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is THE CORPORATION TRUST COMPANY.

          The Corporation may also have an office in such other cities and states as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                     SEAL

     2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE."

                            STOCKHOLDERS' MEETINGS

     3. The annual meeting of the stockholders shall be held in the Corporation's offices at 1440 M Street, in the City of Lincoln, Nebraska, or other location fixed by the Board of Directors and stated in the notice of the meeting. Special meetings of the stockholders may be held at such places as may be designated in the call therefor.

     4. The annual meeting of stockholders shall be held on a date, time and place determined by the Board of Directors at its last regular meeting during the previous year, when the stockholders shall elect, by ballot, successors to the class of directors whose term expires at that annual meeting and any additional director of any class nominated to fill a vacancy resulting from an increase in such class determined by the Board of Directors in an aggregate number fixed by the board pursuant to By-Law 12(b), and transact such other business as may properly be brought before the annual meeting.

     5. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at any or all meetings of the stockholders for the transaction of business except as otherwise provided by law, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until
                                                                 (Continued)
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the requisite amount of stock shall be present.  At such adjourned meeting at which the requisite amount of stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

     6. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing executed by such stockholder or by his duly authorized attorney-in-fact. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation. In all elections for directors every stockholder having the right to vote at such elections shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected, or (unless no longer prescribed by the Nebraska Business Corporation Act) to cumulate said shares and give one candidate as many votes as the number of directors to be elected multiplied by the number his shares shall equal, or to distribute them upon the same principle among as many candidates as he shall think fit. Directors shall be elected in no other manner.

          If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed shall be deemed to be the record date for the determination of stockholders entitled to vote at such meeting. Transferees of shares transferred after the record date shall not be entitled to notice of or to vote at such meeting.

     7. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten days prior to the meeting.

     8. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the secretary and filed in the Corporation's principal office at least ten days before the election, and shall at all times, during the usual hours for business during such ten (10) day period at the principal office, and during the whole time of said election at the place of election be open to the examination of any stockholder.

     9. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, and shall be called by the president or secretary at the request in writing of stockholders owning a majority in amount of the common stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

    10. Business transacted at all special meetings shall be confined to the objects stated in the call.

    11.   Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten days prior to such meeting.
                                                                 (Continued)
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                                 DIRECTORS

    12.(a) The property and business of the Corporation shall be managed by its Board of Directors which shall have and shall exercise all the powers of the Corporation. Directors of the Corporation need not be stockholders. The number of directors which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed in the manner provided in 12(b) of these By-Laws; provided, however, the number of directors which shall constitute the whole Board shall be not less than twelve (12) or more than eighteen (18).

          The directors shall be divided into three classes. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the whole board of directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term. A director shall hold office until the annual meeting in the year in which the director's term expires and until the director's successor shall be elected and qualified, subject however, to prior death, resignation, retirement, disqualification or removal from office.

          If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any director then in office. The termination of employment other than by retirement of any director who is an employee of the Corporation shall be cause for disqualification from further board membership unless waived by the board. Any vacancy on the Board of Directors may be filled by the affirmative vote of the majority of the directors then in office, although less than a quorum, and the person filling such vacancy shall have the same remaining term as that of his predecessor.

      (b) The number of directors to serve during any year shall be fixed by resolution of the Board of Directors at its last regular meeting during the previous calendar year, but may also be fixed by resolution of the Board of Directors or the executive committee at a regular or special meeting of the board or executive committee held prior to the annual meeting of stockholders in the year of such annual meeting. In the event of failure of the board or executive committee to fix the number of directors at such meetings, the number shall be the same as last fixed by the Board of Directors.

    13. The directors may hold their meetings and have one or more offices, and keep the books and records of the Corporation outside of Delaware, or at such other places as the Board may from time to time determine.

    14. In addition to the powers and authority by these By-Laws expressly conferred upon them, the board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.
                                                                (Continued)
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                             COMMITTEES OF DIRECTORS

    15. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of three (3) or more of the directors and shall have such functions and responsibilities as the board shall prescribe in said resolution of appointment. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the board.

          The committees shall keep regular minutes of their proceedings and report the same to the board as required.

                               EXECUTIVE COMMITTEE

    16. There shall be an executive committee appointed annually by the board at its first meeting following the annual meeting of the stockholders in each year, consisting of not less than three (3) nor more than seven (7) of the directors as fixed by the board's resolution of appointment and shall include the president.

          The executive committee shall have and may exercise all powers of the Board of Directors when the board is not in session. Meetings of the executive committee may be called by the president or a member of the committee upon at least two days' prior oral notice or written notice delivered personally or by facsimile transmission. At all meetings of the executive committee a majority of the number of directors as appointed to the committee by the Board of Directors shall constitute a quorum for the transaction of business.

                           COMPENSATION OF DIRECTORS

    17. Directors shall receive such compensation for their services as may be determined by resolution of the board from time to time and, in addition, expenses of attendance, if any, at each regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

    18. Members of special or standing committees may be allowed compensation for attending committee meetings as determined by the board.

                              MEETINGS OF THE BOARD

    19. The first meeting of each Board with newly elected members shall be held at such place and time as shall be fixed by the vote of the stockholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the members of the Board in order to legally constitute the meeting; PROVIDED, a majority of the whole board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

    20.   Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board.
                                                               (Continued)
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    21.   Special meetings of the Board of Directors may be called by the president on three (3) days' notice to each director by mail or forty-eight (48) hours' notice by personal delivery of written notice, by telegram or by facsimile transmission; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. In all cases, notice shall be addressed or other wise delivered to the director at the director's last known address.

    22. At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws.

                                  OFFICERS

    23. The officers of the corporation shall be elected by the directors and shall be a president, one or more vice presidents, a secretary, a treasurer and a controller. The Board of Directors may also elect a chairman of the board, an executive vice president, a chief financial officer, assistant secretaries, assistant treasurers and such other officers as it shall determine. Any two of the aforesaid offices, except those of president and executive vice president or vice president, may be held by the same person.

    24. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a president, one or more vice presidents, a secretary, a treasurer, and a controller, any may also elect a chairman of the board and such other officers that it shall determine as are provided for in By-Laws 24 of whom need to be a member of the board except for the president and the chairman and all of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in these By-Laws and as shall be determined from time to time by the Board of Directors.

    25. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in these By-Laws and as shall be determined from time to time by the board.

    26. The compensation, if any, of all officers and agents of the corporation shall be fixed by the Board of Directors.

    27. The officers of the corporation shall hold office until their successors are elected and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed and his employment terminated at any time by the affirmative vote of a majority of the whole Board of Directors, and any officer may be removed and his employment terminated at any time by the president. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                                    PRESIDENT

    28. The President shall be the chief executive officer of the Corporation; he shall be a member of the executive committee and ex
                                                                (Continued)
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officio a member of all other committees of the board; he shall have responsibility for the general and active management of the business and affairs of the Corporation, and shall see that all orders and resolutions of the board are carried into effect.

          He shall execute conveyances of land, bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the Corporation.

                             CHAIRMAN OF THE BOARD

    29. The Board of Directors may elect a chairman of the board. He shall preside at all meetings of the Board of Directors and stockholders and shall have such other duties and responsibilities in respect to the operations of the Corporation as the board and the president may from time to time prescribe.

                          EXECUTIVE VICE PRESIDENT

    30. An executive vice president, when elected, shall in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties as the Board of Directors and president may from time to time prescribe.

                              VICE PRESIDENTS

    31. The vice presidents in the order of their length of service shall in the absence or disability of the president or an executive vice president, perform the duties and exercise the powers of the president and shall perform such other duties as the Board of Directors and president may from time to time prescribe.

                               THE SECRETARY

    32. The secretary shall attend all meetings of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the committees of the board when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the president under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the board, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

                                 THE TREASURER

    33.(a)  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name of and to the credit of the Corporation, in such depositories as may be designated by the board of directors.
                                                                (Continued)
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        (b)  He shall disburse the funds of the Corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer.

        (c) He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                 THE CONTROLLER

    34. The controller shall be the chief accounting officer of the Corporation and have full responsibility and control of the accounting department, which department shall include all accounting functions carried on in all of the Corporation's offices, plants, branches and subsidiaries. As such he shall, subject to the approval of the Board of Directors, establish accounting policies. He shall standardize and coordinate accounting practices, supervise all accounting records and the preparation of all financial statements and tax returns. The controller shall also direct the internal auditing of the Corporation and keep the Audit Committee of the Board of Directors and the president informed as to occurrences and procedures that may need their attention. He shall have such other powers and duties as, from time to time, may be prescribed by the Board of Directors and the president.

              ASSISTANT SECRETARY AND ASSISTANT TREASURER

    35. In the absence of the secretary or treasurer their duties shall be performed respectively by the assistant secretary and assistant treasurer if previously elected and serving in conformity with the duties of the secretary and the treasurer as hereinabove set forth.

    36. If the office of any director, or of any officer or agent, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the directors by a majority vote of the entire board, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

                     DUTIES OF OFFICERS MAY BE DELEGATED

    37. In case of the absence of any officer of the Corporation, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, PROVIDED a majority of the entire board concur therein.

                           CERTIFICATES OF STOCK

    38. The certificates of stock of the Corporation shall be differentiated between common and preferred stock and numbered and shall be entered in the books of the Corporation or the transfer agent or registrar of the Corporation as they are issued. They shall exhibit the
                                                               (Continued)
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holder's name and number of shares and shall be signed by the president, the chairman of the board, an executive vice president, or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, and the seal of the Corporation shall be affixed thereto. The signatures of any of the aforesaid officers and the seal of the Corporation may be facsimiles engraved, lithographed, stamped or printed. The certificates shall be countersigned by the transfer agent and registrar of the Corporation.

          If any officer who has signed or whose facsimile signature has been used on any such certificate shall cease to be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate has been delivered by or on behalf of the Corporation, such certificate when countersigned by the transfer agent and registrar of the Corporation, shall nevertheless be as effective in all respects as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be an officer of the Corporation. The procedures set forth in this By-Law 38 shall apply to all certificates of stock of the Corporation issued on or after May 1, 1993.
                              TRANSFER OF STOCK

    39. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

                           CLOSING OF TRANSFER BOOKS

    40. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding forty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date when any change or conversion or exchange of capital stock shall go into effect; PROVIDED, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, falling within any forty day period described above, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to act upon any such change or conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be so entitled, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                            REGISTERED STOCKHOLDERS

    41. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                LOST CERTIFICATE

    42. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and
                                                                (Continued)
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advertise the same in such manner as the Board of Directors may require, and shall if the directors so require give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                          INSPECTION OF BOOKS

    43. The Board of Directors shall determine from time to time, whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                   CHECKS

    44. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                 FISCAL YEAR

    45. The fiscal year shall begin the first day of January and end the thirty-first day of December in each year.

                                  DIVIDENDS

    46. Dividends upon the capital stock of the Corporation, when earned, may be declared by the Board of Directors at any regular or special meeting. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits or the Corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interests of the Corporation.

                          DIRECTORS' ANNUAL STATEMENT

    47. The Board of Directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     NOTICES

    48. Whenever under the provisions of these By-Laws notice is required to be given to any directory or stockholder, it shall not be construed to require personal notice unless otherwise expressly required in these By-Laws, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such directory or stockholder at such address as appears on the books of the corporation, or in default of other address, to such directory or stockholder at the General Post
                                                                 (Continued)

Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same be thus mailed.

          Whenever any notice whatever is required to be given under the provisions of the Delaware General Corporation Law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the date the notice is required, shall be deemed equivalent to the giving of such notice.

                                  AMENDMENTS

    49. These By-Laws may be altered, amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereon, at any regular annual meeting of the stockholders without notice, and at any special meeting of the stockholders if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the Board of Directors if the alteration, amendment or repeal be proposed at a regular meeting, or at any special meeting of the Board of Directors at which a quorum is present and a majority of those present vote in the affirmative, if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place for the election of directors shall be made within sixty (60) days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address, at least twenty (20) days before the election is held.

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    50.(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request (whether formal or informal) of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against expenses, including attorney's fee, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contenders or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
                                                                 (Continued)

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request (whether formal or informal) of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

       (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this By-Law 50 or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation, within ten (10) days of the Corporation's receipt of his or her written request therefor, against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection therewith.

        (d) Any indemnification under paragraphs (a) and (b) of this By-Law 50, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this By-Law 50. Such determination shall be made, within thirty (30) days of the Corporation's receipt of the director's or officer's request for indemnification hereunder, by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel I a written opinion or by the stockholders. Payment of indemnification, if any, to a director or officer shall be made by the Corporation within ten (10) days after the determination set forth in the preceding sentence.

       (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph (d) of this By-Law 50 within ten (10) days after the Corporation's receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this By-Law 50.
                                                               (Continued)
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       (f)  For purposes of this By-Law 50, (I) the Corporation shall be deemed to have requested a director or officer to serve an employee benefit plan when the performance by him or her of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, him or her to the plan or participants or beneficiaries of the plan;
(ii) the excise taxes assessed on a director or officer with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and (iii) action taken or omitted by a director or officer with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

       (g) This By-Law 50 shall be deemed to be a contract between the Corporation and each of its directors and officers and any repeal or other limitation of this By-Law 50 shall not limit any rights to indemnification or the advance of expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification or advance of expenses for proceedings commenced after such repeal or limitation to enforce this By-Law 50 with regard to acts, omissions or events arising prior to such repeal or limitation. The rights of a director or officer granted under this By-Law 50 shall not be deemed exclusive of any other rights to indemnification or advance of expense which the director or officer may be entitled to under any written agreement, board of directors' resolution, vote of stockholders or otherwise.

       (h) The terms and provisions of this By-Law 50 shall continue as to each director and officer of the Corporation subsequent to the date on which they are no longer such a director or officer and such terms and provisions shall inure to the benefit of the heirs, estate, personal representatives, executors and administrators of each director and officer and the successors and assigns of the Corporation, including, without limitation, any successor to the Corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Corporation.

       (i) In order for the Corporation to obtain and retain qualified directors and officers, the foregoing provisions of this By-Law 50 shall be liberally construed and administered n order to afford maximum indemnification of directors and officers and, accordingly, the indemnification rights provided for above shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy. If any provision of this By-Law 50 shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this By-Law 50 contravene public policy, this By-Law 50 shall be construed so that the remaining provisions shall not be affected, but shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended or limited, but only to the extent necessary to render the same valid and enforceable.